Exhibit 23.1

When the transactions referred to in note 18(c) and (d) of the Notes to Consolidated Financial Statements has been consummated, we will be in a position to render the following consent.

/s/ KPMG LLP

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Corsair Components, Inc.:

We consent to the use of the form of our report with respect to the consolidated financial statements and the related financial statement schedule, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

San Francisco, California

May 28, 2010